Promissory Note
("Note")

$2,601,414.28

Silver Spring, Maryland
July 12, 2006

FOR VALUE RECEIVED, the undersigned, JIN SUK KIM, (the "Borrower"), promises unconditionally to pay to the order of KH FUNDING COMPANY, a Maryland corporation, its successors or assigns (the "Lender") during Lender's regular business hours at Lender's offices at 10801 Lockwood Drive, #370, Silver Spring, Maryland 20901, or at such other place as Lender may from time to time designate, the principal amount of **Two Million Six Hundred One Thousand Four Hundred Fourteen and 28/100 Dollars ($2,601,414.28)** (the "Principal Amount"), together with interest on the unpaid Principal Amount outstanding from time to time at the rate or rates hereafter specified and any and all other sums which may be owing to Lender by Borrower pursuant to this Note. Nothing contained in this paragraph shall be construed as creating any partnership or joint venture of the Borrower and Lender. The following terms shall apply to this Note:

1. **Interest Rate.** As long as there is no existing "Event of Default", as hereafter defined, interest shall accrue and be payable on the outstanding Principal Amount at a fixed rate of interest equal to eight percent (8.00%) per annum. Interest shall be calculated on the basis of a year of 365 days applied to the actual days on which there exists an unpaid balance under this Note. Interest shall accrue and all accrued interest and principal is due in full on or before July 12, 2007.

2. **Default Interest Rate.** Upon an "Event of Default", as hereafter defined, Lender, in Lender's sole discretion and without notice or demand, may raise the rate of interest accruing on the outstanding Principal Amount by 5 percentage points above the rate of interest otherwise applicable, independent of whether Lender elects to accelerate the unpaid principal balance as a result of such default. Such default interest rate shall continue, in Lender's sole discretion, until all defaults are cured.

3. **Additional Interest.** Upon any arms length sale of the property described herein (hereinafter "Property") to a bona fide third party purchaser, in an amount and upon terms acceptable to Borrower and Lender, Borrower shall pay Lender Additional Interest in an amount equal to twenty-five (25%) percent of the purchase price less costs of acquisition, the costs of sale including settlement costs and commissions, less the payoff of all financing encumbering the Property including the principal and eight (8.00%) interest described herein, less any operating losses and the costs of any improvements or repairs. (all rents, holding and operating costs relating to the Property shall belong to and be the responsibility of Borrower and shall not be an adjustment to Additional Interest). Whenever the term Interest is used in this Note or any other Loan Document, it shall include additional interest.

4. **Maturity Date.** The Principal Amount as well as all accrued and unpaid interest and all other sums due under this Note that remain unpaid shall be repaid by July 12, 2007, which is the final and absolute due date of this Note (the "Maturity Date").

5. **Repayment Extension.** If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of Maryland are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest under this Note.

6. **Property.** The Property being purchased by Borrower with the proceeds of this Note (hereinafter the "Property") is:

3401 Oakfield Ave – 24 Unit apartment property
3921 Maine Ave – 8 Unit apartment property
3916 Maine Ave – 4 Unit apartment property
3915 Liberty Heights Avenue – 44 Unit apartment property
3701 Liberty Heights Avenue – 16 Unit apartment property containing 14 apartment units and 2 office units
5512-5514 Haddon Avenue – 23 Unit apartment property

Garrison / Penhurst – 17 unit TH apartment property located at 4503-4515 Garrison Blvd and 3941-3959 Penhurst Ave

Greenwood Apartments – 40 unit apartment property located at 4503 Greenspring Ave and other nearby addresses

5009 Norwood Ave - 24 Unit apartment property

Oakford Townhomes – 12 unit TH apartment property located at 3842 Oakford Ave and other nearby addresses

7. **Manner and Application of Payments.** All payments due hereunder shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, in immediately available funds, without offset, deduction or recoupment. Any payment by check or draft shall be subject to the condition that any receipt issued therefore shall be ineffective unless the amount due is actually received by Lender. Each payment shall be applied first to the payment of any and all costs, fees and expenses incurred by or payable to Lender in connection with the collection or enforcement of this Note, second to the payment of all unpaid late charges (if any), third, to the payment of all accrued and unpaid interest hereunder and fourth, to the payment of the unpaid Principal Amount, or in any other manner which Lender may, in its sole discretion, elect from time to time.

8. **Prepayment.** This Note may not be prepaid.

9. **Obligations.** The term "Obligations" shall mean the full and punctual observance and performance of all present and future duties, covenants and responsibilities due to Lender by Borrower of any nature whatsoever, including all past, present and future indebtedness and liabilities of Borrower to Lender for the payment of money (extending to the Principal Amount and all interest, fees, late charges, expense payments, liquidation costs, and attorneys' fees and expenses), whether similar or dissimilar, related or unrelated, matured or unmatured, direct or indirect, contingent or noncontingent, primary or secondary, alone or jointly with others, now due or to become due, now existing or hereafter created, and whether or not now contemplated. If more than one Obligation is outstanding, each payment may be applied to such of the Obligations as Lender shall determine in its sole discretion.

10. **Loan Documents.** The obligations of Borrower evidenced by this Note are secured by, guaranteed by, and are a part of the obligations referred to in, any promissory note, loan commitment, letter agreement, line of credit agreement, commercial financing agreement, security agreement, guaranty of payment, mortgage, deed of trust, pledge agreement, loan agreement, loan and security agreement, hypothecation agreement, indemnity agreement, letter of credit application and agreement, assignment or any other document or agreement previously, simultaneously or hereafter executed and delivered by Borrower and/or by any other Obligor, as hereinafter defined, singly or jointly with another person or persons to Lender, in connection with this Note, whether or not this Note is specifically referred to therein, (as the same may from time to time be amended, collectively, the "Loan Documents").

11. **Obligor.** The term "Obligor" shall mean, individually and collectively, Borrower, each endorser, guarantor and surety of this Note, any person who is primarily or secondarily liable for the repayment of this Note or any portion thereof and any person who has granted security for the repayment of this Note, together with such person's heirs, personal representatives, successors and assigns.

12. **Events of Default.** The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note:

(a) the failure of Borrower or any other Obligor to pay any sum due under this Note when due, whether by demand or otherwise,

(b) the failure of any Obligor to perform, observe or comply with any of the Loan Documents;

(c) the death of any Obligor;

(d) the filing of any petition for relief under the United States Lender Code or any similar federal or state statute by or against any Obligor;

(e) the making of an application for the appointment of a custodian, trustee or receiver for, or of a general assignment for the benefit of Lenders by, any Obligor;

(f) the insolvency of any Obligor or the failure of any Obligor generally to pay debts as such debts become due;

(g) any representation or information contained in any financial statement or any other document given by any Obligor to Lender that is not in all material respects true and complete;

(h) the determination in good faith by Lender that a material adverse change has occurred in the financial condition of any Obligor;

(i) the determination in good faith by Lender that the security for the Obligations is inadequate;

(j) the occurrence of any default by any Obligor under any of the Loan Documents; or

(k) the determination in good faith by Lender that the prospect of payment of any of the Obligations is impaired.

(l) failure of Borrower to properly manage the Property in Lender's sole and absolute discretion.

13. **Rights and Remedies upon Default.** Upon the occurrence of an Event of Default hereunder, Lender, in Lender's sole discretion and without notice to Borrower or any other Obligor, may: (a) declare the entire outstanding Principal Amount, together with all accrued interest and all other sums due under this Note, to be immediately due and payable, and the same shall thereupon become immediately due and payable without presentment, demand or notice, which are hereby expressly waived; (b) exercise its right of setoff against any money, funds, credits or other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of or on deposit with, Lender or any affiliate of Lender in any capacity whatsoever, including, without limitation, any balance of any deposit account and any credits with Lender or any affiliate of Lender (the "Possessory Collateral"); (c) determinate any outstanding commitments of Lender to Borrower or any other Obligor; (d) exercise its right to confess judgment against Borrower as provided hereinafter; and (e) exercise any or all rights, powers and remedies provided for in the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise.

14. **Remedies Cumulative.** Each right, power and remedy of Lender hereunder, under the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies. No failure or delay by Lender to insist upon the strict performance of any one or more provisions of this Note or of the Loan Documents or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof or preclude Lender from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, or other amounts payable on demand, Lender shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal of or interest on this Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note.

15. **Security.** As security for the payment of the obligations under this Note or any of the Loan Documents, Borrower and any Obligor who signs this Note hereby grants a security interest in the Possessory Collateral. "Debtor" means any person having an interest in any other collateral which secures this Note, now or hereafter (the "Collateral"). Debtor shall have all risk of loss of the Collateral. Lender shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account debtors or other parties with prior interests in the Collateral. If Lender actually receives any notices requiring action with respect to Collateral in Lender's possession, Lender shall take reasonable steps to forward such notices to any Debtor. Debtor is responsible for responding to notices concerning the Collateral, voting the Collateral and exercising rights and options,

calls and conversions of the Collateral. Lender's sole responsibility is to take such action as is reasonably requested by Debtor in writing; however, Lender is not responsible to take any action that, in Lender's sole judgment, would affect the value of the Collateral as security for the Obligations adversely.

Lender's collection and enforcement of Collateral against account debtors and other persons obligated thereon shall be deemed to be commercially reasonable if Lender exercises the care and follows the procedures that Lender generally applies to the collection of obligations owed directly to Lender. Lender may apply all Collateral and proceeds of Collateral coming into Lender's possession to any of the Obligations, whether matured or unmatured, as Lender shall determine in its sole but reasonable discretion. Lender may defer the application of non-cash proceeds of Collateral, including, but not limited to, non-cash proceeds collected from account debtors and other persons obligated on Collateral, to the Obligations until cash proceeds are actually received by Lender.

If and only if Lender is required by the Maryland Uniform Commercial Code to give Borrower notice of any disposition of Collateral, Borrower agrees that commercial reasonableness and good faith require Lender to give Borrower no more than 5 days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or other intended disposition is to be made of collection and enforcement. Borrower agrees that it is commercially reasonable for Lender to disclaim all warranties which arise with respect to the disposition of the Collateral.

16. **Confession of Judgment.** Upon the occurrence of any Event of Default hereunder, Borrower authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of Borrower in any court having jurisdiction in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to CONFESS JUDGMENT AGAINST BORROWER, WITHOUT PRIOR NOTICE OR OPPORTUNITY OF BORROWER FOR PRIOR HEARING, in favor of Lender for the full amount due on this Note (including the outstanding Principal Amount, accrued interest and any and all other costs, fees, expenses and late charges) plus court costs and attorneys' fees of 15% of the total amount then due hereunder. Notwithstanding the amount of any such judgment, Lender agrees by accepting this Note to use reasonable efforts to obtain legal counsel who will charge Lender for services on an hourly basis, at his or her customary hourly rate(s) and only for time expended and actual expenses incurred, and Lender agrees not to enforce a judgment for legal fees against Borrower in an amount in excess of the fees and expenses actually charged to Lender for services rendered by, and for actual expenses incurred by, its counsel in connection with such confession of judgment and the collection of all amounts owed by Borrower to Lender. Borrower waives the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon Borrower any right or privilege of exemption, homestead rights, appeal, stay of execution or supplementary proceedings, inquisition, extension upon any levy on real estate or personal property, and any other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as Lender shall deem necessary or advisable, for all of which this Note shall be sufficient authority.

17. **Collection Expenses.** If this Note is placed in the hands of an attorney for collection following the occurrence of an Event of Default hereunder, Borrower agrees to pay to Lender upon demand all costs and expenses, including, without limitation, all attorney's fees and court costs incurred by Lender in connection with the enforcement or collection of this Note (whether or not any action has been commenced by Lender to enforce or collect this Note) or in successfully defending any counterclaim or other legal proceeding brought by Borrower contesting Lender's right to collect the outstanding Principal Amount. The obligation of Borrower to pay all such costs and expenses shall not be merged into any judgment by confession against Borrower. All of such costs and expenses shall bear interest at the higher of the rate of interest provided herein or any default rate of interest provided herein, from the date of payment by Lender until repaid in full.

18. **Interest Rate After Judgment.** If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of: (a) the rate

of interest provided herein; (b) any default rate of interest provided herein; or (c) the legal rate of interest then applicable to judgments in the jurisdiction in which judgment was entered.

19. **Maximum Rate of Interest.** Notwithstanding any provision of this Note or the Loan Documents to the contrary, Borrower shall not be obligated to pay interest pursuant to this Note in excess of the maximum rate of interest permitted by the laws of any state determined to govern this Note or the laws of the United States applicable to loans in such state. If any provisions of this Note shall ever be construed to require the payment of any amount of interest in excess of that permitted by applicable law, then the interest to be paid pursuant to this Note shall be held subject to reduction to the amount allowed under applicable law and any sums paid in excess of the interest rate allowed by law shall be applied in reduction of the principal balance outstanding pursuant to this Note. Borrower acknowledges that it has been contemplated at all times by Borrower that the laws of the State of Maryland will govern the maximum rate of interest that it is permissible for Lender to charge Borrower pursuant to this Note.

20. **Certain Waivers by Borrower.** Borrower waives demand, presentment, protest and notice of demand, of non-payment, of dishonor and of protest of this Note. Lender, without notice to or further consent of Borrower or any other Obligor and without in any respect compromising, impairing, releasing, lessening or affecting the obligations of Borrower hereunder or under any of the Loan Documents, may: (a) release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend or grant indulgences with respect to (i) this Note, (ii) any of the Loan Documents, (iii) all or any part of any collateral or security for this Note and/or (iv) any Obligor; (b) complete any blank space in this Note according to the terms upon which the loan evidenced hereby is made; and (c) grant any extension or other postponements of the time of payment hereof.

21. **Choice of Law; Forum Selection; Consent to Jurisdiction.** This Note shall be governed by, construed and interpreted in accordance with the laws of the State of Maryland (excluding the choice of law rules thereof). Borrower hereby (a) agrees that all disputes and matters whatsoever arising under, in connection with, or incident to this Note shall be litigated, if at all, in and before a court located in the State of Maryland to the exclusion of the courts of any other state or country, and (b) irrevocably submits to the non-exclusive jurisdiction of any Maryland court or federal court sitting in the State of Maryland in any action or proceeding arising out of or relating to this Note, and hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

22. **Commercial Purposes.** Borrower acknowledges and warrants that (a) the indebtedness evidenced by this Note is incurred for the purpose of acquiring or carrying on a business or commercial enterprise and that such indebtedness is a "commercial loan" within the meaning of Title 12 of the Commercial Law Article of the Annotated Code of Maryland (1990 Rep. Vol.), as amended; (b) all proceeds arising from the indebtedness will be used solely in connection with such business or commercial enterprise; (c) the proceeds of such indebtedness will not be used for the purchase of registered equity securities within the purview of Regulation "Z" issued by the Board of Governors at the Federal Reserve System; and (d) the loan evidenced by this Note is not a "consumer transaction" as defined in the Maryland Uniform Commercial Code and none of the Collateral was or will be purchased primarily for personal, family or household purposes.

23. **Subsequent Holders.** In the event that any holder of this Note transfers this Note for value, Borrower agrees that except with respect to subsequent holders with actual knowledge of a claim or defense, no subsequent holder of this Note shall be subject to any claims or defenses which Borrower may have against a prior holder (which claims or defenses are not waived as to prior holders), all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all of the rights of a holder in due course with respect to Borrower even though the subsequent holder may not qualify, under applicable law, absent this paragraph, as a holder in due course.

24. **Invalidity of Any Part.** If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other

provision (or any remaining part of any provision) of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained in this Note, but only to the extent of its invalidity, illegality or unenforceability. In any event, if any such provision pertains to the repayment of the indebtedness evidenced by this Note, then and in such event, at Lender's option, the outstanding Principal Amount, together with all accrued and unpaid interest thereon, shall become immediately due and payable.

25. WAIVER OF JURY TRIAL. BORROWER HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LENDER AND BORROWER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS NOTE, ANY OF THE LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE DEBTOR-LENDER RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS, WHETHER INITIATED BY BORROWER AGAINST LENDER OR INITIATED BY LENDER AGAINST BORROWER. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. LENDER IS HEREBY AUTHORIZED TO SUBMIT THIS NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND BORROWER SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

26. **Service of Process.** Borrower hereby consents to process being served in any suit, action or proceeding instituted in connection with this Note by the mailing of a copy thereof to Borrower by certified mail, postage prepaid, return receipt requested. Borrower hereby irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any other manner otherwise permitted by law, and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any other jurisdiction or jurisdictions.

27. **Notice.** Any notice, demand, request or other communication which Lender or Borrower may be required to give hereunder shall be in writing, shall be effective and deemed received the following business day when sent by overnight mail, upon transmission if sent by facsimile or e- mail, or the third business day after deposited in first class United States mail, postage prepaid, and shall be addressed as follows, or to such other addresses as the parties may designate by like notice:

If to Borrower:	34 Piney Meetinghouse Court Potomac, Maryland 20854
If to Lender:	10801 Lockwood Drive, Suite 370 Silver Spring, Maryland 20901

Notwithstanding anything to the contrary, all notices and demands for payment from Lender actually received in writing by Borrower shall be considered to be effective upon the receipt thereof by Borrower regardless of the procedure or method utilized to accomplish delivery thereof to Borrower.

28. **Miscellaneous.** Time is of the essence under this Note. The paragraph headings of this Note are for convenience only, and shall not limit or otherwise affect any of the terms hereof. This Note and the Loan Documents, if any, constitute the entire agreement between the parties with respect to their subject matter and supersede all prior letters, representations or agreements, oral or written, with respect thereto. Lender may, without notice to or consent of Borrower, sell, assign, pledge or transfer this Note or sell, assign, transfer or grant participations in all or any part of the

obligations evidenced by this Note to others at any time and from time to time, and Lender may divulge to any potential assignee, transferee or participant all information, reports, financial statements and documents obtained in connection with this Note and any other Loan Documents or otherwise. No modification, release or waiver of this Note shall be deemed to be made by Lender unless in writing signed by Lender, and each such waiver, if any, shall apply only with respect to the specific instance involved. No course of dealing or conduct shall be effective to modify, release or waive any provisions of this Note or any of the other Loan Documents. This Note shall inure to the benefit of and be enforceable by Lender and Lender's successors and assigns and any other person to whom Lender may grant an interest in the obligations evidenced by this Note and shall be binding upon and enforceable against Borrower and Borrower's personal representatives, successors, heirs and assigns. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders. This Note may be executed in any number of counterparts, all of which, when taken together shall constitute one Note.

IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the day and year first hereinabove set forth.

WITNESS:	BORROWER
______________________	______________________ (SEAL)
	Jin Suk Kim

I: winword\settle\mwk\khfunding\timkim\Baltimore Note-additional interest-7-12-06.doc

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT is made this 12th day of July, 2006, by and between **JIN SUK KIM,** (hereinafter called the "Pledgor") and **KH FUNDING COMPANY,** (hereinafter called the "Bank").

WHEREAS, **JIN SUK KIM** (hereinafter called the "Borrower") is justly indebted to Bank as evidenced by a Promissory Note of even date herewith in the principal amount of Two Million Six Hundred One Thousand Four Hundred Fourteen and 28/100ths Dollars ($2,601,414.28) (hereinafter called the "Note"); and

WHEREAS, to secure the Note the Pledgor has agreed to pledge certain collateral, as hereinafter defined, to Bank.

NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby pledges, assigns and grants to the Bank a security interest in Pledgor's deposit accounts #5164-501 and #5185-0221 with Bank, and in the proceeds thereof, and in any principal, interest, dividends and/or general intangibles now or hereafter due or to become due thereon, and in any additional property hereafter delivered to the Bank (the "Collateral").

The Collateral shall secure the following obligations (hereinafter called the "Obligations"): (a) liability under the Note made by and executed by the Borrower; and (b) liability under any amendment, extension, supplement or modification of such Note; (c) liability under any Note issued in exchange for, or replacement of, the Note; (d) all costs incurred by the Bank in obtaining, preserving and enforcing the security interest granted under this agreement; (e) liability under any Letter of Credit issued for the Borrower; (f) liability of any of the Guarantors under any of the Guaranties; and all costs incurred by the Bank in collecting any of the aforementioned liabilities and costs, and all costs incurred by the Bank in maintaining and preserving the Collateral.

The Collateral shall also secure all costs, expenses, advances and attorneys fees which may be made or incurred by the Bank in the collection of the obligations, or in the enforcement of the Obligations, including any action taken by the Bank in connection with the Collateral pledged hereunder.

To induce the Bank to enter into this agreement, the Pledgor represents, warrants and agrees as of the date of this agreement, and continuing for so long as the Obligations exist, that: (a) the Undersigned's title to the Collateral is good, valid and marketable; (b) the Collateral is not now subject to any existing or subsequent assignment, claim, lien, pledge, transfer or other security interest of any character, nor to any attachment, levy, garnishment or other judicial process, nor to any claim for setoff, counterclaim, deduction or discount, except as disclosed to the Bank in writing; (c) the Pledgor shall defend the Collateral against the demands and claims of all persons; (d) the Pledgor has the power and full legal right and authority and capacity to execute, deliver and perform this agreement and to incur the obligations provided for herein; and (e) the Pledgor, if more than one, shall be and remain jointly and severally liable under this agreement.

The occurrence of any one or more of the following events shall constitute an Event of Default hereunder: (a) the Bank's determination that a default has occurred under the terms of this agreement or in the payment of any of the Obligations: (b) the occurrence of any Event of Default in any of the Loan Documents executed by the Borrower and to which the Bank is a party or a beneficiary, as "Event of Default" is defined in such agreement: (c) if Pledgor causes the balance of the Collateral account to be less

In addition to all other rights and remedies otherwise possessed by it, the Bank, upon the occurrence of any one or more of the above Events of Default, and at any time after the occurrence thereof, shall have the right to take possession of any Collateral not then in the Bank's possession, and further, the Bank may exercise any and all of the rights and remedies granted to a secured party under the Maryland Uniform Commercial Code. The Bank shall not be liable to any person or entity for any loss to the Collateral, nor shall such loss reduce the amount of the obligations or the liability of the Pledgor to pay or perform the obligations.

The Bank, in its discretion, may at any time transfer into its own name all or part of the Collateral; further, the Bank shall also be entitled to receive the income thereon, and may hold the same as security or apply it to the obligations, in it's sole discretion.

The Pledgor hereby irrevocably nominates, constitutes and appoints the Bank, or any person designated by the Bank, as true and lawful attorney of the Pledgor, in it's name, place and stead, to execute any or all of the foregoing authorities, and generally to exercise any or all of the authorities enumerated in the foregoing paragraph.

To the extent that the Maryland Uniform Commercial Code, as amended, shall require the Bank to send notices to any person with respect to the disposition of any of the Collateral, such notices shall be deemed to have been properly and reasonably sent if, at least five (5) days prior to the disposition of such Collateral, the Bank shall have mailed the appropriate notice to any such person entitled to such notice at the most recent address which any such person shall have provided to the Bank.

The Pledgor shall bear and pay any and all fees, costs and expenses, of whatever kind and nature, which the Bank may incur, including but not limited to the following: (a) any taxes of any kind related to the pledging of the Collateral; (b) expenses incurred in filing public notices; (c) fees of any attorneys engaged by the Bank in the preparation of this or any other document pertaining to the Obligations, or for filing any documents, or for rendering opinion letters; (d) accountant's fees for examining books and records; and (e) any and all expenses and fees incurred by the Bank in protecting, insuring, maintaining, preserving, enforcing or foreclosing the pledge, the lien or the security interest granted hereunder, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral.

Each right, power and remedy of the Bank, as provided for in this agreement or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy of the Bank, and the exercise or beginning of the exercise by the Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Bank of any or all of such other rights, powers or remedies.

The Bank's failure or delay to insist upon the strict performance of any term or covenant of this agreement or of any other agreement between the Bank and the Pledgor or between the Bank and the Borrower shall not constitute a waiver of such term, condition, covenant or agreement, or of any breach thereof, unless the Bank shall so expressly agree in writing. The Bank's failure or delay to exercise any right, power or remedy upon a breach of any term, condition or covenant of this Agreement or of any other agreement between the Bank and the Pledgor or between the Bank and the Borrower shall not preclude the Bank from exercising any such right, power or remedy at any later time or times, unless the Bank shall so expressly agree in writing.

The Pledgor hereby waives trial by jury in any litigation between the Bank and the Pledgor arising out of this agreement.

All notices, demands, requests, consents or approvals required under this agreement are to be in writing and shall be deemed to have been properly given (as to the Bank) when received by the Bank at 10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901, and (as to the Pledgor) when mailed to the Pledgor at the address as it appears herein, or at such other place as either party may designate in writing.

This Agreement shall be governed by and interpreted under the laws of Maryland.

In Witness Whereof, the Pledgor has executed under seal and delivered or caused this Pledge Agreement to be executed under seal and delivered as of the date first written above.

WITNESS:

____

______________________ [SEAL]
Jin Suk Kim
34 Piney Meetinghouse Court
Potomac, Maryland 20854

I: winword\settle\mwk\khfunding\timkim\JinSKimpledgeagreement#2 Baltimore-7-12-06.doc

Pledge Agreement

THIS PLEDGE AGREEMENT (this "Agreement") is made as of the 12th day of July, 2006 by **JIN SUK KIM** ("Debtor") in favor of **KH FUNDING COMPANY** ("Creditor").

RECITALS

Debtor is indebted to Creditor as evidenced by a $2,601,414.28 Promissory Note dated of even date herewith (the "Loan"). The Loan is to be evidenced by and repaid with interest in accordance with the provisions of the Note.

To secure the Note the Debtor has agreed to pledge certain collateral as herein defined, to Creditor.

NOW, THEREFORE, in consideration of the premises and intending to be legally bound thereby, Debtor hereby agrees as follows:

1. **Pledge of Collateral**. Debtor hereby pledges, transfers, assigns and grants to Creditor a security interest in and to 515,000 shares of common stock in KH Funding Company, evidenced by stock certificates No. 7, 73, 89, 103 and 113, (the "Collateral") to secure the following which hereafter are referred to as the "Obligations": (a) the prompt payment of the Loan, and to the fullest extent permitted by applicable law, all costs and expenses (including reasonable attorneys' fees) incurred by Creditor in the collection of the Loan, and (b) the performance of all of the terms, conditions and provisions of this Agreement and of any other agreement or document now or hereafter executed and delivered by Debtor or any other person in connection with the Loan (collectively, the "Loan Documents").

2. **Representations and Warranties**. Debtor represents and warrants to Creditor that: (a) Debtor has full power and authority to enter into this Agreement; (b) any consent or approval which is required as a condition to the validity of this Agreement has been obtained; (c) this Agreement constitutes the valid and legally binding agreement of Debtor in accordance with its terms and does not constitute a prohibited transfer under any law, statute, regulation or ordinance, including the Securities Act of 1933; (d) there is no provision of any existing mortgage, indenture, contract, subscription agreement or other agreement binding on Debtor or affecting its property which would conflict with or in any way prevent the execution, delivery or carrying-out of the terms of this Agreement; (e) Debtor has good title to the Collateral and the Collateral is owned free and clear of liens and encumbrances; (f) there are no proceedings pending or, so far as Debtor knows, threatened before any court or administrative agency which, in the opinion of Debtor, will adversely affect the financial condition or operation of Debtor, or the authority of Debtor to enter into, or the validity or enforceability of, this Agreement or any of the Loan Documents; (g) Debtor will not create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind, or any security interest in any of the Collateral now owned or hereafter acquired, without the prior written consent of Creditor; (h) Debtor will immediately notify Creditor in writing of any event which materially adversely affects the value of the Collateral or the rights and remedies of Creditor in

relation thereto; and (i) Debtor has delivered to Creditor any and all certificates evidencing the Collateral, together with any necessary powers or endorsements.

3. **Other Documents**. Debtor will execute and deliver to Creditor all assignments, endorsements, powers, hypothecations and other documents required at any time and from time to time by Creditor with respect to the Collateral. Debtor shall, at its expense, do, make, procure and execute and deliver all acts, things, writings and assurances as Creditor may at any time request to protect, assure or enforce its rights, interests and remedies created by, provided in or emanating from this Agreement. Debtor authorizes Creditor to file financing statements covering the Collateral and all other personal property of Debtor and containing such legends as Creditor shall deem necessary or desirable to protect Creditor's interest in the Collateral. Debtor agrees to pay all taxes, fees and costs (including attorneys' fees) paid or incurred by Creditor in connection with the preparation, filing or recordation thereof. Debtor shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Creditor.

4. **Continued Possession of Collateral**. Creditor shall hold possession of the Collateral so long as any of the Obligations are outstanding. Upon the satisfaction in full of all of the Obligations, Creditor shall release any remaining Collateral to Debtor. Upon satisfaction in full of the Obligations, within 60 days after Debtor's request, in Creditor's sole discretion, Creditor shall terminate or send Debtor appropriate documentation to terminate any financing statements filed by Creditor with respect to the Collateral.

5. **Covenants of Debtor**. Debtor agrees that, so long as Creditor holds possession of the Collateral, Debtor will not, without Creditor's prior written consent, withdraw, sell, assign, transfer, pledge or otherwise encumber the Collateral or any part thereof. If Debtor at any time becomes entitled to receive any cash, stock or other property as additions to, in substitution of or in exchange for any of the Collateral, Debtor shall accept the same as Creditor's agent and shall promptly deliver them to Creditor in the exact form received, with all necessary transfer instruments or stock powers, to be held as further security for the Obligations.

6. **Care of Collateral**. Debtor shall have all risk of loss of the Collateral. Creditor shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against other parties. If Creditor actually receives any notices requiring action with respect to Collateral in Creditor's possession, Creditor shall take reasonable steps to forward such notices to Debtor. Debtor is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. Creditor's sole responsibility is to take such action as is reasonably requested by Debtor in writing, however, Creditor is not responsible to take any action that, in Creditor's sole judgment, would affect the value of the Collateral as security for the Obligations adversely. While Creditor is not required to take certain actions, if action is needed, in Creditor's sole discretion, to preserve and maintain the Collateral, Debtor authorizes Creditor to take such actions, but Creditor is not obligated to do so.

7. **Assignment of Collateral**. In addition to all other rights available to it under applicable laws or otherwise, should Creditor assign, pledge or transfer the Loan,

Creditor shall have the right to assign therewith Creditor's rights in any of the Collateral, and any assignee, pledgee or transferee shall have the rights of Creditor hereunder with respect to the Collateral so assigned, pledged or transferred, and Creditor shall be thereafter relieved from all duties with respect to any such Collateral.

8. **Event of Default**. The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") under this Agreement: (a) an event of default under the Loan Documents; or (b) failure of Debtor to perform, observe or comply with any of the provisions of the Loan Documents.

9. **Remedies.**

(a) Upon the occurrence of an Event of Default hereunder, Creditor may, at its option, proceed to enforce this Agreement and in connection therewith may (i) declare all or any part of the unpaid Loan, together with all accrued and unpaid interest thereon, to be immediately due and payable, (ii) retain or sell all or any portion of the Collateral and apply such Collateral or the proceeds thereof against the Loan up to the limits expressly provided herein, (iii) exercise any remedies available to it under the Loan Documents and (iv) otherwise exercise all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code and under other applicable laws. Without limiting the foregoing, Creditor shall have the right (i) to transfer the whole or any part of the Collateral into the name of Creditor or its nominee, (ii) to notify any person obligated on any of the Collateral to make payment directly to Creditor or its nominee of any amounts due or to become due thereon and (iii) to vote the Collateral.

(b) Any written notice of the sale, disposition or other intended action by Creditor with respect to the Collateral which is sent by certified mail, return receipt requested or by overnight courier to Debtor at Debtor's address specified below, or such other address of Debtor which may from time to time be shown on Creditor's records, at least five (5) days prior to such sale, disposition or action, shall constitute reasonable notice to Debtor, unless applicable law requires a longer period. However, this provision shall not be construed to impose any obligation on Creditor to notify Debtor of Creditor's intent to sell, dispose of or take other action with respect to the Collateral, except to the extent applicable law requires such notice.

(c) Debtor recognizes that Creditor may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire all or a part of the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Debtor acknowledges and agrees that any private sale so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sale, and that Creditor has no obligation to delay the sale of such Collateral for the period of time necessary to permit registration of such Collateral for public sale under any securities laws. Debtor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. If any consent, approval or authorization of any federal, state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial sale or other disposition of the Collateral, Debtor will execute all such

applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same.

(d) All costs and expenses, including, without limitation, attorney's fees and expenses, incurred by or on behalf of Creditor in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting or otherwise disposing of the Collateral, together with interest thereon at a per annum rate of interest which is equal to the then highest rate of interest charged on the principal of the Loan from the date of payment until repaid in full, and such portion of Creditor's overhead as Creditor shall allocate to collection and enforcement of the Obligations in Creditor's sole but reasonable discretion (the "Liquidation Costs"), shall be paid by Debtor to Creditor on demand and shall constitute and become a part of the Obligations secured hereby. Any retained Collateral and any proceeds of sale or other disposition of the Collateral (up to the limits expressly set forth above) will be applied by Creditor to the payment of the Liquidation Costs, and the balance of such proceeds (if any) will be applied by Creditor toward the payment of the Loan (whether then due or not) at such time or times and in such order and manner of application as Creditor may from time to time in its sole discretion determine. Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Creditor's possession may be applied by Creditor to any of the Obligations, whether matured or unmatured, as Creditor shall determine in its sole but reasonable discretion. Creditor may defer the application of non-cash proceeds of Collateral to the Obligations until cash proceeds are actually received by Creditor.

(e) Each right, power and remedy of Creditor as provided for in this Agreement, or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute otherwise, and the exercise or beginning of the exercise by Creditor of any one or more such rights, powers or remedies shall not preclude the simultaneous or later exercise by Creditor of any or all such other rights, powers or remedies.

(f) No failure or delay by Creditor to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute or be deemed to constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude Creditor from exercising any such right, power or remedy at any later time or times.

10. **Power of Attorney**. Debtor hereby appoints and constitutes Creditor its true and lawful attorney, with full power of substitution, with full power and authority to (i) prepare, execute and deliver on behalf of Debtor any and all such instruments, assignments, stock or bond powers, financing statements, certificates and other documents as Creditor deems necessary in order to perfect and protect its interests in the Collateral, (ii) endorse Debtor's name on requests to other secured parties of Debtor for accountings, confirmations of collateral and confirmations of statements of account, and (iii) immediately, upon the occurrence of the Event of Default hereunder, without any notice to Debtor, (A) to liquidate any Collateral and apply the proceeds thereof directly to the Obligations, (B) to transfer ownership of any Collateral to an account designated by

Creditor and (C) to take such other actions with respect to the Collateral as Creditor, in its sole discretion, shall deem necessary or appropriate in order to protect its interest in the Collateral. This power of attorney is made pursuant to this Agreement, is coupled with an interest and may not be revoked or cancelled before all of the Obligations have been paid or otherwise satisfied.

11. **Miscellaneous**. Neither this Agreement nor any term, condition, covenant, or agreement hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement shall be governed by the internal laws of the State of Maryland and shall be binding upon the heirs, personal representatives, successors and assigns of Debtor and shall inure to the benefit of the successors and assigns of Creditor. As used herein the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders as the context may require, and the term "person" shall include an individual, a corporation, an association, a partnership, a trust, a limited liability company, an organization, a government or political subdivision thereof and a governmental agency. Unless varied by this Agreement, all terms used herein which are defined by the Maryland Uniform Commercial Code shall have the same meanings hereunder as assigned to them by the Maryland Uniform Commercial Code, as in effect on the date hereof. The Loan is not a Aconsumer transaction≅ as defined in the Uniform Commercial Code and none of the Collateral was or will be purchased primarily for personal, family or household purposes.

The signature and seal of Debtor are subscribed to this Agreement as of the day and year first written above. Debtor adopts as its seal the word ("SEAL") appearing beside or near its signature below.

WITNESS: DEBTOR:

____________________ ____________________(SEAL)
Jin Suk Kim

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to KH FUNDING COMPANY (515,000) shares of the common stock of KH FUNDING COMPANY represented by Certificates No. 7, 73, 89, 103 and 113, standing in the name of the undersigned on the books of said entity. The undersigned does hereby irrevocably constitute and appoint ROBERT L. HARRIS, attorney, to transfer said stock on the books of said entity, with full power of substitution of the premises.

Date: July 12, 2006 _______________ (SEAL)
Jin Suk Kim

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PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT is made this 12th day of July, 2006, by and between **JIN SUK KIM, TRUSTEE OF THE JIN SUK KIM TRUST DATED JANUARY 1, 1993,** (hereinafter called the "Pledgor") and **KH FUNDING COMPANY,** (hereinafter called the "Bank").

WHEREAS, **JIN SUK KIM** (hereinafter called the "Borrower") is justly indebted to Bank as evidenced by a Promissory Note of even date herewith in the principal amount of Two Million Six Hundred One Thousand Four Hundred Fourteen and no/100ths Dollars ($2,601,414.28) (hereinafter called the "Note"); and

WHEREAS, to secure the Note the Pledgor has agreed to pledge certain collateral, as hereinafter defined, to Bank.

NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby pledges, assigns and grants to the Bank a security interest in Pledgor's ownership interest in La Union Mall and deposit account #5185-1636 with Bank, and in the proceeds thereof, and in any principal, interest, dividends and/or general intangibles now or hereafter due or to become due thereon, and in any additional property hereafter delivered to the Bank (the "Collateral").

The Collateral shall secure the following obligations (hereinafter called the "Obligations"): (a) liability under the Note made by and executed by the Borrower; and (b) liability under any amendment, extension, supplement or modification of such Note; (c) liability under any Note issued in exchange for, or replacement of, the Note; (d) all costs incurred by the Bank in obtaining, preserving and enforcing the security interest granted under this agreement; (e) liability under any Letter of Credit issued for the Borrower; (f) liability of any of the Guarantors under any of the Guaranties; and all costs incurred by the Bank in collecting any of the aforementioned liabilities and costs, and all costs incurred by the Bank in maintaining and preserving the Collateral.

The Collateral shall also secure all costs, expenses, advances and attorneys fees which may be made or incurred by the Bank in the collection of the obligations, or in the enforcement of the Obligations, including any action taken by the Bank in connection with the Collateral pledged hereunder.

To induce the Bank to enter into this agreement, the Pledgor represents, warrants and agrees as of the date of this agreement, and continuing for so long as the Obligations exist, that: (a) the Undersigned's title to the Collateral is good, valid and marketable; (b) the Collateral is not now subject to any existing or subsequent assignment, claim, lien, pledge, transfer or other security interest of any character, nor to any attachment, levy, garnishment or other judicial process, nor to any claim for setoff, counterclaim, deduction or discount, except as disclosed to the Bank in writing; (c) the Pledgor shall defend the Collateral against the demands and claims of all persons; (d) the Pledgor has the power and full legal right and authority and capacity to execute, deliver and perform this agreement and to incur the obligations provided for herein; and (e) the Pledgor, if more than one, shall be and remain jointly and severally liable under this agreement.

The occurrence of any one or more of the following events shall constitute an Event of Default hereunder: (a) the Bank's determination that a default has occurred under the terms of this agreement or in the payment of any of the Obligations: (b) the occurrence of any Event of Default in any of the Loan Documents executed by the Borrower and to which the Bank is a party or a beneficiary, as "Event of

Default" is defined in such agreement: (c) if Pledgor causes the balance of the Collateral account to be less than $250,000.00 at any time.

In addition to all other rights and remedies otherwise possessed by it, the Bank, upon the occurrence of any one or more of the above Events of Default, and at any time after the occurrence thereof, shall have the right to take possession of any Collateral not then in the Bank's possession, and further, the Bank may exercise any and all of the rights and remedies granted to a secured party under the Maryland Uniform Commercial Code. The Bank shall not be liable to any person or entity for any loss to the Collateral, nor shall such loss reduce the amount of the obligations or the liability of the Pledgor to pay or perform the obligations.

The Bank, in its discretion, may at any time transfer into its own name all or part of the Collateral; further, the Bank shall also be entitled to receive the income thereon, and may hold the same as security or apply it to the obligations, in it's sole discretion.

The Pledgor hereby irrevocably nominates, constitutes and appoints the Bank, or any person designated by the Bank, as true and lawful attorney of the Pledgor, in its name, place and stead, to execute any or all of the foregoing authorities, and generally to exercise any or all of the authorities enumerated in the foregoing paragraph.

To the extent that the Maryland Uniform Commercial Code, as amended, shall require the Bank to send notices to any person with respect to the disposition of any of the Collateral, such notices shall be deemed to have been properly and reasonably sent if, at least five (5) days prior to the disposition of such Collateral, the Bank shall have mailed the appropriate notice to any such person entitled to such notice at the most recent address which any such person shall have provided to the Bank.

The Pledgor shall bear and pay any and all fees, costs and expenses, of whatever kind and nature, which the Bank may incur, including but not limited to the following: (a) any taxes of any kind related to the pledging of the Collateral; (b) expenses incurred in filing public notices; (c) fees of any attorneys engaged by the Bank in the preparation of this or any other document pertaining to the Obligations, or for filing any documents, or for rendering opinion letters; (d) accountant's fees for examining books and records; and (e) any and all expenses and fees incurred by the Bank in protecting, insuring, maintaining, preserving, enforcing or foreclosing the pledge, the lien or the security interest granted hereunder, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral.

Each right, power and remedy of the Bank, as provided for in this agreement or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy of the Bank, and the exercise or beginning of the exercise by the Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Bank of any or all of such other rights, powers or remedies.

The Bank's failure or delay to insist upon the strict performance of any term or covenant of this agreement or of any other agreement between the Bank and the Pledgor or between the Bank and the Borrower shall not constitute a waiver of such term, condition, covenant or agreement, or of any breach thereof, unless the Bank shall so expressly agree in writing. The Bank's failure or delay to exercise any right, power or remedy upon a breach of any term, condition or covenant of this Agreement or of any other agreement between the Bank and the Pledgor or between the Bank and the Borrower shall not preclude the

Bank from exercising any such right, power or remedy at any later time or times, unless the Bank shall so expressly agree in writing.

The Pledgor hereby waives trial by jury in any litigation between the Bank and the Pledgor arising out of this agreement.

All notices, demands, requests, consents or approvals required under this agreement are to be in writing and shall be deemed to have been properly given (as to the Bank) when received by the Bank at 10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901, and (as to the Pledgor) when mailed to the Pledgor at the address as it appears herein, or at such other place as either party may designate in writing.

This Agreement shall be governed by and interpreted under the laws of Maryland.

In Witness Whereof, the Pledgor has executed under seal and delivered or caused this Pledge Agreement to be executed under seal and delivered as of the date first written above.

WITNESS:

[signature]

[signature] [SEAL]

Jin Suk Kim, Trustee
34 Piney Meetinghouse Court
Potomac, Maryland 20854

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GUARANTY

THIS GUARANTY is made this 12th day of July, 2006 by **JIN SUK KIM, TRUSTEE OF THE JIN SUK KIM TRUST DATED JANUARY 1, 1993,** (herein called the **"Guarantor"**) to and for the benefit of **KH FUNDING COMPANY**, (hereinafter the **"Lender"**).

WITNESSETH:

WHEREAS, JIN SUK KIM, (the **"Debtor"**), is indebted to the Lender pursuant to a certain Note of even date herewith in the original principal amount of Two Million Six Hundred One Thousand Four Hundred Fourteen and 28/100ths Dollars ($2,601,414.28) (the "Note"); and

WHEREAS, the Guarantor has agreed with the Lender to guaranty the payment of all of the principal and interest and any other charges provided for in the Note, and to guaranty the performance of all of the obligations of the Debtor under any of the other Loan Documents; and

NOW THEREFORE, to induce the Lender to accept the Note from the Debtor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor:

1. Unconditionally, irrevocably and absolutely guarantees the due and punctual payment of the principal amount of the Note and interest thereon and any other moneys due or which may become due thereon and under the Loan Documents, and the due and punctual performance and observance by the Debtor of all of the other terms, covenants and conditions of the Note, the Loan Documents, whether according to the present terms hereof, at any earlier or accelerated date or dates as provided therein, or pursuant to any extension of time or to any change or changes in the terms, covenants and conditions thereof now or at any time hereafter made or granted.

2. The Guarantor hereby waives diligence, presentment, protest, notice of dishonor, demand for payment, extension of time of payment, notice of acceptance of this Guaranty, non-payment at maturity and indulgences and notices of every kind, and consent to any and all forbearances and extensions of the time of payment of the Note, and to any and all changes in the terms, covenants and conditions thereof and in the Loan Documents, hereafter made or granted and to any and all substitutions, exchanges or releases of all or any part of the collateral therefore; it being the intention hereof that the Guarantor shall remain liable notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Debtor.

3. In the event the Guarantor shall advance any sums to the Debtor, or in the event Debtor has heretofore or shall hereafter become indebted to any of the Guarantor, then all such sums and notes shall be subordinate in all respects to the amounts then or thereafter due on account of the Note. Nothing contained in this Guaranty shall be construed to give the Guarantor any right of subrogation in or to the Note or in or to the Loan Documents, or all or any part of the interest of the Lender therein. The Guarantor waives any right to enforce any remedies the Guarantor may have against the Debtor and any right to participate in any security for the repayment of the Note now or hereafter held by the Lender. Guarantor hereby irrevocably waives any and all rights they may have at any time (whether arising directly or indirectly, by operation of law or contract) to assert any claim against Debtor on account of the Note, including without limitation, any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity. This Guaranty and Guarantors' obligations hereunder shall be effective or be reinstated, as the case may be, if at any time payment of any of the Note is rescinded or must otherwise be restored or returned by the Lender, all as though such payment had not been made. The Lender's good faith determination as to whether a payment must be restored or returned shall be binding on Guarantor.

4. Guarantor agrees that this Guaranty may be enforced by the Lender without first resorting to or exhausting any other security or collateral and without first having recourse to the Note, the Loan Documents; provided, however, that nothing herein contained shall prevent the Lender from instituting legal proceedings on the Note, the Loan Documents, with or without making the Guarantor a party to the suit or from exercising any other rights thereunder, and if such suit, foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction to the amount then due on the Note, the Loan Documents, and the Lender shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof. At any sale of the security or collateral for the indebtedness or any part thereof whether by foreclosure or otherwise, the Lender may at its discretion purchase all or any part of such collateral so sold or offered for sale for its own account and may apply against the amount bid therefore an equal amount out of the balance due it pursuant to the terms of the Note and the Loan Documents.

5. So long as the indebtedness evidenced by this Note remains unpaid, the Guarantor agreed to provide the Lender on a calendar annual basis, within ninety (90) days after the end of each calendar year, with current financial statements prepared by the Guarantors' accountants, including, inter alia, a balance sheet, profit and loss statement and statement of cash flow in form and substance acceptable to the Lender. Further, the Guarantor agreed to provide Lender with copies of its most recently filed annual federal income tax returns with all supporting schedules and filings, all within thirty (30) days after the filing of same. The Guarantor will promptly deliver to the Lender such information with respect to financial statements of the Guarantor as the Lender may from time to time require. The financial statements must demonstrate to the satisfaction of the Lender, in its sole and absolute judgment, the financial capability of the Guarantor to repay the then existing loan indebtedness evidenced hereby.

6. Guarantor agreed that the Guarantors' obligation to make payment in accordance with the terms of this Guaranty is not affected in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of the Debtor or their estates in bankruptcy resulting from the provisions of the Note and the Loan Documents, or from the operation of any present or future provision of the United States Bankruptcy Act or other similar statute, or from the decision of any court.

7. Guarantor agreed that in the event this Guaranty is placed in the hands of any attorney for enforcement, the Guarantor will reimburse the Lender for all expenses incurred, including but not limited to attorneys' fees and court costs.

8. This Guaranty shall inure to the benefit of and may be enforced by the Lender and its successors and assigns, and shall be binding upon and enforceable against the Guarantor, and the Guarantors' legal representatives, heirs, executors, personal representatives, successors and assigns.

9. Lender may release any collateral or any party or parties liable under the Note or the Loan Documents without being deemed to have released or impaired its remedies against or the liability of any other parties or the Guarantor.

10. The Guarantor hereby irrevocably waived all suretyship and other defenses to this Guaranty, and further waives trial by jury in connection with any legal proceeding arising out of this Guaranty.

11. The Guarantor constitutes and appoints any attorney of record as his or her true and lawful attorney in fact with full power and authority in Guarantors' own names, place and stead to (i) appear and present this Guaranty in any court of the State of Maryland or other court of competent jurisdiction after a default hereunder; and (ii) waive the issuance of service of process and to confess

a judgment against Guarantor in favor of the Lender with the amounts remaining to be paid under this Guaranty, together with all charges hereunder, including but not limited to attorney fees of 15% of the indebtedness.

12. If any provision hereof is finally held by a court of competent jurisdiction to be unlawful or unenforceable, the remaining provisions hereof shall be unaffected thereby and this instrument shall be enforceable to the fullest extent permitted by law.

13. The Guarantor hereby waives all rights to notice of Lender's acceptance of this Guaranty.

14. This Guaranty shall be governed, construed and interpreted as to validity and enforcement and in all respects in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, the Guarantor has executed this instrument on the 12th day of July, 2006.

WITNESS:

[signature] _______________ [signature] _______________(SEAL)

STATE OF MARYLAND, Montgomery **COUNTY ss:**

I Hereby Certify, That on this 12th day of July, 2006, before me, the subscriber, a Notary Public of the State of Maryland, in and for the County of Montgomery, personally appeared Jin Suk Kim, Jr. known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

AS WITNESS: my hand and notarial seal.

[signature] _______________
Notary Public

My Commission Expires: 8-1-2009

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